FORM OF PLACEMENT AGENT'S WARRANT

NO SALE OR TRANSFER OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT MAY BE MADE UNTIL THE EFFECTIVENESS OF A REGISTRATION STATEMENT OR OF A POST-EFFECTIVE AMENDMENT THERETO UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), COVERING THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT, OR UNTIL THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT. TRANSFER OF THIS WARRANT IS RESTRICTED UNDER PARAGRAPH 2 BELOW.


                PLACEMENT AGENTS' WARRANT TO PURCHASE UNITS, EACH
                 CONSISTING OF 40,000 SHARES OF COMMON STOCK AND
                  20,000 CLASS A COMMON STOCK PURCHASE WARRANTS

                           ELITE PHARMACEUTICALS, INC.
                            (a Delaware corporation)


                             Dated: October 31, 1997

         THIS CERTIFIES THAT, for value received, Normandy Securities, Inc. (the "Placement Agent") or its registered assigns (the Placement Agent and any such registered assign, a "Holder") is the owner of this warrant (the "Placement Agents' Warrant") to purchase from Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), during the period and at the prices hereinafter specified, up to 2.347 Units of the Company, each unit consists of 40,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), and 20,000 Class A common stock purchase warrants. Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.00 (the "Warrants" and, together with the Common Stock, the "Units") collectively, the warrants to purchase such shares and the warrants issuable upon exercise of this Warrant are called the "Warrants".

         This Placement Agents' Warrant is issued pursuant to a Placement Agent Agreement dated August 8, 1997 between the Company, the Placement Agent and Elite Laboratories, Inc. in connection with a private placement through the Placement Agent (the "Private Placement") of a minimum of 40 Units and a maximum of 100 Units. The Warrants will be issued pursuant to, and subject to the terms and conditions set forth herein.

         1.       Exercise of the Placement Agents' Warrant.

         (a) The rights represented by this Placement Agents' Warrant shall be exercisable between October 31, 1997 and November 1, 2002, inclusive, the Holder shall have the option to purchase 2.347 Units hereunder at a price of $72,000 per Unit and the Warrants have an exercise price of $3.00 (the "Exercise Price"), respectively, the purchase price of the Units being 120% of the private offering prices for the Units set forth in the Private Placement Memorandum of the Company, dated September 15, 1997 (the "Memorandum").

         (b) The rights represented by this Placement Agents' Warrant may be exercised at any time within the period above specified, in whole or in part, by
(i) the surrender of this Placement Agents' Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Paragraph 5 and subparagraphs (b), (c) and (d) of Paragraph 6 hereof. This Placement Agents' Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Placement agents' Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 1, and the person or persons in whose name or names the certificates for the Securities shall be issuable upon such exercise shall become the Holder or Holders of record of such Units at that time and date. This Units so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten business days, after the rights represented by this Placement Agents' Warrant shall have been so exercised.

         2. Restrictions on Transfer. This Placement Agents' Warrant shall not be sold, transferred, assigned, pledged or hypothecated, except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Placement Agent or a partner, officer of any other member of the selling group during such period. Any such assignment shall be effected by the Holder by (i) completing and executing the transfer form at the end hereof and (ii) surrendering this Placement Agents' Warrant with such duly completed and executed transfer form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the office or agency of the Company referred to in Paragraph I hereof, accompanied by a certificate (signed by a duly authorized representative of the Holder), stating that each transferee is a permitted transferee under this Paragraph 2; whereupon the Company shall issue, in the name or names specified by the Holder, a new Placement Agents' Warrant or Placement Agents' Warrants of like tenor and representing in the aggregate rights to purchase the same number of Units as are then purchasable hereunder. The Holder acknowledges that this Placement Agents' Warrant may not be offered or sold except pursuant to an effective registration statement under the Act or an opinion of counsel satisfactory to the Company that an exemption from registration under the Act is available. Notwithstanding the foregoing, the Placement Agents' Warrant shall not be sold, transferred, assigned, pledged or hypothecated, unless i) the shares underlying the Warrant are exempt from registration under the Securities and Exchange Act of 1922, as amended (the "Act") or ii) registered under the Act.

         3. Covenants of the Company.

         (a) The Company covenants and agrees that all Common Stock issuable upon the exercise of this Placement Agents' Warrant will, upon issuance thereof and payment therefor in accordance with the terms hereof, and all Common Stock issuable upon exercise of the Warrants underlying this Placement Agents' Warrant will, upon the issuance thereof and payment therefor in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the Holder thereof by reason of being such a Holder, other than as set forth herein.

         (b) The Company covenants and agrees that during the period within which this Placement Agents' Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Placement Agents' Warrant and the Warrants included therein.

         (c) The Company covenants and agrees it shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Placement Agents' Warrant and the Warrants included therein, to be included on the NASDAQ Stock Market or listed on a national securities exchange, at such time as the Company Common Stock and Warrants are so listed.

         4. No Rights as Stockholder. This Placement Agents' Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Placement Agents' Warrant and are not enforceable against the Company except to the extent set forth herein.

         5.       Registration Rights.

         (a) The Company will include the Units underlying the Warrants (the "Registrable Securities") in a registration statement filed with the Securities and Exchange Commission ("SEC") pursuant to the Act, other than pursuant to Forms S-4 or S-8, or comparable forms (the "Registration Statement") prior to January ____, 1998. The Company shall advise the Holder, whether the Holder holds this Placement Agents' Warrant or has exercised this Placement Agents' Warrant and holds Common Stock and Warrants, or Common Stock underlying the Warrants (the "Warrant Shares"), by written notice at least 30 days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act, covering any securities of the Company, for its own account or for the account of others, and upon the request of the Holder made during such five-year period, include in any such post-effective amendment or registration statement such information as may be required to permit a public offering of any of the Common Stock or Warrants issuable hereunder, and/or the Warrant Shares (the "Registrable Securities"); provided, that this Paragraph 5(a) shall not apply to any registration statement filed pursuant to registrations of shares in connection with an employee benefit plan or a merger, consolidation or other comparable acquisition or solely for registration of Non-convertible debt or preferred equity securities of the Company; and provide, further, that, notwithstanding the foregoing, the Holder shall have no right to include any Registrable Securities in any new registration statement or post-effective amendment thereto unless as of the effective date thereof the Registration
Statement (as it may hereafter be amended or supplemented) or any new registration statement under which the Registrable Securities are registered shall have ceased to be effective or the prospectus contained in such Registration Statement shall have ceased to be current. The Company shall provide, at the Company's sole cost and expense, the Holder and its counsel, with copies of all filings, correspondence, and other non-privileged documents, relating to the Registration Statement and its Amendments. In addition, the Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states in which the Common Stock and Warrants are offered and sold in the Public Offering as such Holder reasonably designates, furnish indemnification in the manner provided in Paragraph 6 hereof, and do any and all other acts and things which may be necessary to enable such Holder to consummate the public sale of the Registrable Securities; provided, that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. The holder shall furnish information reasonably requested by the Company in accordance with such post-effective amendments or registration statements, including its intentions with respect thereto, and shall furnish indemnification as set forth in Paragraph 6. The Company shall continue to advise the Holders of the Registrable Securities of its intention to file a registration statement or amendment pursuant to this Paragraph 5(a) until the earliest of (i) October _____, 2002; or (ii) such time as all of the Registrable Securities have been registered and sold under the Act; or (iii) such time as all of the Registrable Securities have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Act; or
(iv) such time as in the opinion of legal counsel for the Company, the Registrable Securities may be offered and sold by the Holders thereof without being registered under the Act and such securities, upon receipt by the purchasers thereof pursuant to such sale, will not constitute "restricted securities" as such term is defined in Rule 144 under the Act.

         (b) The Holder may, in accordance with Paragraph 5(a), at his or its option, and subject to the limitations set forth in Paragraph 1(a) hereof, request the registration of any of the Registrable Securities in a filing made by the Company prior to the acquisition of the Securities upon exercise of this Placement Agents' Warrant. The Holder may thereafter exercise this Placement Agents' Warrant at any time or from time to time subsequent to the effectiveness under the Act of the registration statement which relates to the Common Stock underlying the Underwriters' Warrants and Warrants included therein.

         (c) The following provisions of this Paragraph 5 shall also be applicable:

                  (i) The Company  shall bear the entire cost and expense of any registration of securities initiated by it under Paragraph 5(a) hereof notwithstanding that the Registrable Securities subject to this Placement Agents' Warrant may be included in any such registration. Notwithstanding the foregoing, any Holder whose Registrable Securities are included in any such registration statement pursuant to this Paragraph 5 shall, however, bear the fees of any counsel retained by him and any transfer taxes or underwriting discounts or commissions applicable to the Registrable Securities sold by him pursuant thereto and, in the case of a registration pursuant to Paragraph 5(a) hereof, any additional registration or "blue sky" or state securities fees attributable to the registration or qualification of such Holder's Registrable Securities.

                  (ii) If the underwriter or managing underwriter in any underwritten offering made pursuant to Paragraph 5(a) hereof shall advise the Company that it declines to include a portion or all of the Registrable Securities requested by the Holders to be included in the registration statement, then distribution of all or a specified portion of the Registrable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of such Registrable Securities, such portion to be allocated among such Holders in proportion to the respective numbers of Registrable Securities requested to be registered by each such Holder). In such event the Company shall give the Holder prompt notice of the number of Registrable Securities excluded. Further, in such event the Company shall, commencing six months after the completion of such underwritten offering, file and use its best efforts to have declared effective, at its sole expense (subject to the last sentence of Paragraph 5(a)(ii)), a registration statement relating to such excluded securities.

                  (iii) If a registration pursuant to Paragraph 5(a) hereof involves an underwritten offering, the Company shall have the right to select the investment banker or investment bankers and manager or managers that will serve as underwriters with respect to the underwritten offering. No Holder of Registrable securities may participate in any underwritten offering under this Agreement unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwritten offering, in each case, in the form and upon terms reasonably acceptable to the Company and the underwriters.

         6.       Indemnification.

         (a) Whenever pursuant to Paragraph 5, a registration statement relating to any Registrable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the Registrable Securities covered by such registration statement, amendment or supplement (such holder hereinafter referred to as the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each officer, employee, partner or agent of the Distributing Holder, if the Distributing Holder is a broker or dealer, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter and each officer, employee, agent or partner of such underwriter against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such underwriter or any other person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading; and will reimburse the Distributing Holder or such other person for any legal or other expenses reasonably incurred by the Distributing Holder, or Placement Agent or such other person, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, any other Distributing Holder for use in the preparation thereof, or (ii) such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or omission made in or from any preliminary prospectus, but corrected in the final prospectus, as amended or supplemented.

         (b) Whenever pursuant to Paragraph 5 a registration statement relating to the Registrable Securities is filed under the Act, or is amended or supplemented, the Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 6.

         (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         7. Adjustment of Warrant Price, Number of Shares of Common Stock and Warrants Underlying Placement Agents' Warrant. The Exercise Price of the Placement Agents' Warrants, as well as the number of Units issuable upon exercise of the Placement Agents' Warrants and the shares of Common Stock purchasable upon the exercise of the Warrants underlying the Placement Agents' Warrants shall be subject to adjustment as set forth in Paragraph 7 of the Warrant.

         8.       Fractional Shares.

                  (a) The Company shall not be required to issue fractions of shares of Common Stock or fractional Warrants on the exercise of this Placement Agents' Warrant; provided, however, that if the Holder exercises the Placement Agents' Warrant in full, any fractional shares of Common Stock shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

         (b) The Holder of this Placement Agent's Warrant, by acceptance hereof, expressly waives his right to receive any fractional share of Common Stock or fractional Warrant upon exercise of this Placement Agents' Warrant.

         9.       Miscellaneous.

         (a) This Placement Agents' Warrant shall be governed by and in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

         (b) All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:
(i) if to a Holder, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, 230 W. Passaic Street, Maywood, New Jersey 07607.

         (c) The Company and the Representative may from time to time supplement or amend this Placement Agents' Warrant without the approval of any other Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agent may deem necessary or desirable and which the Company and the Placement Agent deem not to materially adversely affect the interest of the Holders.

         (d) All the covenants and provisions of this Placement Agents' Warrant by or for the benefit of the Company and the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

         (e) Nothing in this Placement Agent's Warrant shall be construed to give to any person or corporation other than the Company and the Placement Agent and any other registered Holder or Holders, any legal or equitable right, and this Placement Agent's Warrant shall be for the sole and exclusive benefit of the Company and the Placement Agent and any other Holder or Holders.

         (f) This Placement Agents' Warrant may be executed in any number of counterparts and each of such counterparts shall for the purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS  WHEREOF,  the  Company has caused  this  Placement  Agents'
Warrant to be signed by its duly authorized officer and to be dated October _______, 1997.


                                            ELITE PHARMACEUTICALS, INC.

                                            By:  _____________________________
                                            Name:  Atul M. Mehta
                                            Title:  President

                                                    PURCHASE FORM

        (To be signed only upon receipt of the Placement Agents' Warrant)

         The undersigned, the Holder of the foregoing Placement Agents' Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Placement Agents' Warrant for, and to purchase thereunder, ________________ shares of Common Stock and/or ___________ Warrants of Elite Pharmaceuticals, Inc. and herewith makes payment of $____________________ therefor, and requests that the certificates for Common Stock and/or Warrants be issued in the name(s) of, and delivered to __________________________________ whose addresses is (are)
_________________________________and   whose   social   security   or   taxpayer
identification number(s) is (are)
------------------.

Dated: __________________________
================================
                  Address
--------------------------------
                  Telephone
--------------------------

         Signatures must conform in all respects to name of registered Holder.

                                  TRANSFER FORM


       (To be signed only upon transfer of the Placement Agents' Warrant)


         For value received, the undersigned hereby sells, assigns, and transfers unto_____________________________________ the right to purchase shares of Common Stock and/or Warrants of Elite Pharmaceuticals, Inc. represented by the foregoing Placement Agents' Warrant to the extent of
____________________ shares of   Common    Stock    and/or    ______________
Warrants,    and    appoints _______________________________,  attorney to
transfer such rights on the books of Elite Pharmaceuticals, Inc. with full power of substitution in the premises.

Dated:_____________________________
-----------------------------------
(name of holder)

------------------------------------
Address
-----------------------------------

In the presence of:
====================================